EXHIBIT 1 — JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the Common stock, $0.01 par value, of Dynamex Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of October 4, 2010.

LKCM Private Discipline Master Fund, SPC
By:	LKCM Private Discipline Management, L.P., sole holder of its management shares

By:	LKCM Alternative Management, LLC, its general partner

By: LKCM Capital Group, LLC, its sole member
By:	/s/ J. Bryan King
J. Bryan King, President

LKCM Investment Partnership, L.P.
By:	LKCM Investment Partnership GP, LLC, its general partner

By:	/s/ J. Luther King, Jr.
J. Luther King, Jr., President

LKCM Investment Partnership II, L.P.
By:	LKCM Investment Partnership GP, LLC, its general partner

By:	/s/ J. Luther King, Jr.
J. Luther King, Jr., President

LKCM Capital Group, LLC
By:	/s/ J. Bryan King
J. Bryan King, President

LKCM Investment Partnership GP, LLC
By:	/s/ J. Luther King, Jr.
J. Luther King, Jr., President

Luther King Capital Management Corporation
By:	/s/ J. Bryan King
J. Bryan King, Vice President

/s/ J. Bryan King
J. Bryan King

/s/ J. Luther King, Jr.
J. Luther King, Jr.